UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 18, 2004

                                ZONE 4 PLAY, INC.
             (Exact name of registrant as specified in its charter)



           Nevada                 333-91356                    98-0374121
(State or Other Jurisdiction   (Commission File             (I.R.S. Employer
       of Incorporation)            Number)              Identification Number)

                                 103 Foulk Road
                              Wilmington, DE 19803
               (Address of principal executive offices) (zip code)

                                 (302) 691-6177
              (Registrant's telephone number, including area code)

                                   Copies to:
                             Gregory Sichenzia, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On November 18, 2004, Zone 4 Play, Inc. (the "Company") entered into an Interactive Affiliation Agreement (the "Agreement") with EchoStar Satellite LLC ("EchoStar"). EchoStar operates a direct broadcast satellite DBS system in the United States. Under the Agreement, the Company agreed to provide application software to EchoStar necessary to offer EchoStar's customers a multi-player interactive trivia bingo game. The Company granted EchoStar and its affiliates the exclusive right and license to transport, display, exhibit, market, promote and distribute the service to residential and commercial customers served by EchoStar's distribution platform in the United States. The Company has agreed to develop a unique version of its application software which is compatible with and compliant to EchoStar's specifications. Unless earlier terminated, the Agreement will terminate one year from November 18, 2004. However, EchoStar has the right to renew the Agreement in two consecutive one-year terms. EchoStar may collect revenue for the Company's service through the sale of advertising, sponsorships and subscriptions. The Company will receive a percentage of all such net revenues from the service.

      In the event the Company grants or has granted: (a) a lower net effective rate per service subscriber for its services than EchoStar is paying; (b) any marketing or advertising support or reimbursements, launch support or reimbursements, free or discontinued marketing materials or any other support, credits, reimbursements, rebates, contributions, adjustments or incentives related to the marketing of the services under the Agreement, whether given directly or indirectly; or (c) any other economic or non-economic term, provision, covenant or consideration, that are or is more favorable than EchoStar is receiving under the Agreement, then the Company must offer such more favorable provisions to EchoStar both orally and in writing for the same amount of time that the more favorable provision is, was, or will be available to any third parties.

      Either party may terminate the Agreement upon the occurrence of any of the following events of default, provided that such default is not cured within 45 days: (a) the other party has made any material misrepresentation; or (b) the other party is in breach or default of any representation, warranty, covenant, duty or obligation under the Agreement. The Agreement will terminate automatically upon the occurrence of any of the following events: (a) the other party becomes insolvent or seeks relief under any insolvency statute, is placed in receivership or liquidation, or makes any assignment for the benefit of creditors; (b) the other party, for more than 20 consecutive days, fails to maintain operations as a going business; or (b) the other party falsifies any documents, records or reports required hereunder or engages in or commits any fraud or illegal action in connection with the Agreement. If the Company's software application fails to perform in accordance with its specifications, EchoStar must allow the Company to cure such failure within 10 business days. In the event the Company has not rectified such failure, EchoStar may suspend its performance under the Agreement and terminate the Agreement in its sole discretion. EchoStar may terminate the Agreement immediately upon notice to the
Company: (a) in the event that governmental authority or regulation prohibits distribution of the service in a licensed territory; or (b) if EchoStar determines, in its sole discretion, that continued distribution of the service by EchoStar is likely to result in civil or criminal liabilities, fines, or other similar sanctions or penalties. Upon termination of the Agreement, EchoStar must cease any use, distribution or solicitation of the Company's service under the Agreement and EchoStar must return all confidential information including source code provided to it within 14 days of termination.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

      Not applicable.

(B) PRO FORMA FINANCIAL INFORMATION.

      Not applicable.

(C) EXHIBITS

Exhibit 10.1 Interactive Affiliation Agreement dated November 18, 2004 by and between Zone 4 Play, Inc. and EchoStar Satellite LLC (Incorporated by reference to Form 8-K filed on November 30,
                  2004)


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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                ZONE 4 PLAY, INC.


Dated: December 1, 2004         By:  /s/ Uri Levy
                                     ----------------------------------------
                                     Name: Uri Levy
                                     Title:   Chief Financial Officer

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